                                 [MISONIX LOGO]

FOR IMMEDIATE RELEASE

               Misonix Contact:                      Investor Relations Contact:
               Richard Zaremba                       Jordan M. Darrow
               Chief Financial Officer               Darrow Associates, Inc.
               631-694-9555                          631-367-1866
               invest@misonix.com                    jdarrow@DarrowIR.com

       MISONIX REPORTS INCREASE IN REVENUES FOR FISCAL 2007 THIRD QUARTER
                                FINANCIAL RESULTS

FARMINGDALE, N.Y. - MAY 10, 2007 - Misonix, Inc. (NASDAQ: MSON), a developer of ultrasonic medical device technology for the treatment of cancer and other chronic health conditions, today reported financial results for the fiscal third quarter ended March 31, 2007. Highlights of the third quarter of fiscal 2007 and other Company initiatives include:

     o    Increased Third Quarter Revenues Year-over-year

     o    Increased Sales of Medical Devices

     o    Increased Revenue Lines for the Sonablate(R) 500 ("SB500") using HIFU for Treating Prostate Cancer in Europe

     o    Increased Distribution of the SB500 in 16 Countries Throughout Europe

     o    Hemiablation Prostate Studies Supported by Major UK Cancer Research
          Organizations

     o    Established First Global HIFU Prostate Cancer Treatment Clinical
          Registry

     o    First Successful Sonatherm Procedures for Human Kidney Cancer

     o    Marketing Efforts Stepped Up for Ultrasonic Wound Care System/Sonic
          One

     o    Received 15 Orders for Labcaire Endoscopic Disinfectant Unit "ISIS"

Fiscal 2007 Third Quarter Results

Revenues for the three months ended March 31, 2007 were $10.6 million, a 4.1%
increase when compared with revenues of $10.2 million for the same period in fiscal 2006. The increase in revenues is due to an increase in sales of medical devices of $949,000, or 19%, to $6.0 million, partially offset by a decrease in laboratory and scientific product revenues of $535,000 to $4.6 million. Medical devices represented 57% of total third quarter 2007 revenues compared with 50%
of revenues for the same period in fiscal 2006.

                                       8

The increase in revenues of medical devices is due to a $654,000 increase in revenues of therapeutic medical devices and an increase of $295,000 in revenues of diagnostic medical devices. The increase in revenues of therapeutic medical devices was primarily due to increased capital equipment unit sales and fee-per-use revenues in Europe for the Sonablate 500 for prostate cancer treatment. The increase in revenues of diagnostic medical devices was not attributable to a single customer, distributor or any other specific factor, but rather was the result of an increase in demand for all products.

The decrease in revenues of laboratory and scientific products is primarily due to a decrease in wet scrubber revenues of $385,000, a decrease in ultrasonic laboratory products of $85,000 and a decrease in Labcaire revenues of $54,000.
The decrease in wet scrubber revenues is due to the Company being extremely selective in the opportunities it pursues, which has proven to be a successful strategy implemented earlier in the fiscal year with sales trends improving from the second quarter.

The Company recorded a net loss for the fiscal 2007 third quarter of $529,000, or $.08 loss per fully diluted share, compared with a net loss of $829,000, or
$.12 loss per fully diluted share, for the same period in fiscal 2006.

The Company reported a backlog of unfilled orders as of March 31, 2007 of $8.2 million. Medical device products backlog was $4.4 million and laboratory and scientific products backlog was $3.8 million.

Fiscal 2007 Nine Months Results

Revenues for the nine months ended March 31, 2007 were $30.9 million, a 4.5%
increase when compared with revenues of $29.5 million for the same period in fiscal 2006. Medical device products revenues increased 10% to $17.1 million and laboratory and scientific products revenues decreased 1.7% to $13.8 million. The
Company recorded a net loss for the nine months ended March 31, 2007 of $1.0 million, or $.15 loss per fully diluted share, compared with a net loss of $2.6 million, or $.39 loss per fully diluted share, for the same period in fiscal
2006.

Management's Comments

Commenting on the Company's financial results and recent developments, Michael
A. McManus, Jr., President and Chief Executive Officer, said, "We are making good progress in our overall plan to grow our business and accomplish our five goals for fiscal year 2007. For the third consecutive quarter our revenues have increased from the respective prior year periods. Earnings and revenues in our third quarter reflect, among other things, the fact that we only sold one SB500 for prostate cancer in the quarter. We have discussed the strategy of growing a fee-per-use business to generate a form of recurring revenue as well as selling
SB500 capital equipment which have longer sales cycles and deliver only one-time contributions to revenue.

                                       9

"To grow the recurring revenue business for longer-term, higher margin benefits, we have entered into fee-per-use agreements in France and Portugal. We also are working on a fee-per-use business in Germany. As we build the fee-per-use model, we accept a lower price for the SB500 and receive typically a 60%-40%
participation, in our favor, to share fee-per-use procedure revenues. As we work through this model, our revenues and earnings will be affected by lower revenues and margin on each fee-per-use SB500 unit placed in the market in the early years but we will be paid an annuity on our share of the procedure income in the future. We have been using this model successfully in the U.K. and believe it is in our Company's interest to find opportunities to open similar businesses throughout the regions in which we market the SB500.

"A principal driver of our five pronged strategy for 2007 is the market's increasing acceptance of ultrasonic medical devices. From our proprietary innovations to specialized high intensity focused ultrasound ("HIFU") processes, we are experiencing heightened interest from medical professionals, health care administrators and patients around the world. At the annual conference of the
European Association of Urology in Germany, the SB500 was selected as a featured minimally invasive HIFU technology, where over 200 urologists and related medical professionals from throughout Europe attended, on-site or via teleconference, a live procedure using our medical device to treat prostate cancer.

"Some of Misonix's most promising medical devices involve less invasive treatment of soft tissue, including treatment of the prostrate, kidney and liver. This course of treatment enables substantial quality of life benefits and reduces patient risk as well as ongoing healthcare costs. For example, the use of our SB500 for prostate cancer may eliminate the need for radiation treatment or a radical prostatectomy, which according to sources have resulted in patient erectile dysfunction of between 20%-90% and incontinence of 20%-30%. Radiation and traditional surgical options present significant shortcomings for patients, which has opened the door for new technologies such as ultrasound.

"The SB500, for prostate cancer, is continuing to increase its acceptance by both doctors and patients. Over the past twelve months the number of certified doctors has gone from 9 to 25 with the total procedures increasing to 127 from
83, a 53% increase. Patients in 16 European countries are benefiting from our superior HIFU treatment for prostate cancer.

"Another recent advancement for the SB500 that we announced during the third quarter was the results from the first hemiablation procedures for prostate cancer treatments performed in the United Kingdom. The results show that the hemiablation procedures were successfully completed with positive ablation of cancerous tissue in the effected area of the prostate gland, and patients showed
100% continence and 100% potency in follow-up examinations. Unlike many of the traditional prostate cancer surgeries which treat or remove the entire gland,
HIFU hemiablation using the SB500 involves ablation of cancer in patients who have had biopsy-proven prostate cancer limited to one lobe of the prostate.

"Current and future surgeons relying on the SB500 for the most effective prostate cancer therapy will be able to access a newly created Global HIFU
Clinical Registry. The registry will provide important medical information relating to completed patient procedures. As a repository for data

                                       10

from all SB500 users from centers around the world, more comprehensive information will be available for research and analysis. This data will be used for the production of reports for publication in medical journals and for use in other mediums to promote the SB500 as the most efficacious and patient-friendly prostate cancer treatment. At our annual SB500 user meeting in Europe, which was attended by a record number of medical professionals, the registry was applauded as essential for optimizing prostate cancer treatment.

"Among other noteworthy HIFU developments, we announced the results from our first human kidney cancer treatments using the Sonatherm 600. Procedures were successfully completed with positive ablation effect noted on cancer cells in tumors within human kidneys. The ability of this device to laparoscopically treat cancerous cells in the kidney effectively and safely has the potential to eliminate the need for nephrectomies, which may jeopardize patients' health and are costly. Treating the cancer cells while keeping the kidney in place and without penetration of the organ is considered a breakthrough process.

"Success on other fronts was achieved as we commenced an international expansion of our ultrasonic neuroaspirator product line into Eastern and Central Europe.
Demonstrating the depth of our portfolio of ultrasonic medical devices, the neuroaspirator product line allows surgeons to precisely remove both soft and hard tissue such as brain and spinal tumors. During the quarter we added three new distributors in Europe.

"We have been ramping up the marketing of the SonicOne Ultrasonic Wound Care
System with Medline in the United States. Sales of this product have contributed to our third quarter revenue, and we look forward to introducing the product internationally.

"Last quarter we announced the receipt of our first orders for our Labcaire
Endoscopic Disinfectant Unit "ISIS", which is part of our laboratory and scientific products segment. The ISIS seems to be exactly what the market is seeking as orders have exceeded our expectations. With an average selling price of approximately $100,000, we'll be recognizing the revenue for the 15 units that have been ordered to date beginning in our fourth fiscal quarter. We remain very excited about the opportunities for this product.

"We continue to see promising results from all of our primary business lines.
Misonix, with what management believes is the most impressive platform of ultrasonic medical devices available today, clearly is taking center stage as an innovator in the health care industry. We believe Misonix possesses the most advanced HIFU platform of minimally invasive medical devices for the treatment of cancer. Our HIFU technology, which many are considering the most important trend for the treatment of prostate cancer in Europe as well as around the world, is proving, we believe, to be the modality of choice. It is our intent to capitalize on the impressive progress made in the third quarter toward bridging the gap between an emerging trend and mass adoption for all of our therapeutic medical devices."

Investor Conference Call and Web Cast

                                       11

As previously announced, the Company has scheduled a conference call and web cast to discuss its third quarter fiscal year 2007 financial results today. The conference call will be broadcast live on the Internet via the Investor
Relations section of the Company's Website at www.misonix.com. Alternatively, participants may join the conference call by dialing 800-591-6944 (domestic) or
617-614-4910 (international) and entering the reservation code 85243514.
Participants should use these access methods about 10 minutes prior to the start time.

For those unable to attend the live broadcasts, replays will be available beginning approximately one hour after the events. Replay information will be posted on the Misonix Website following the conclusion of the live broadcasts.
There is no charge for participants to access the live broadcasts or replays.

About Misonix:

Misonix, Inc. (NASDAQ: MSON) designs, develops, manufactures, and markets medical, scientific, and industrial ultrasonic equipment, laboratory safety equipment, and air pollution control products. Misonix' ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound technology to destroy deep-seated cancerous tissues without affecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix' proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Website at www.misonix.com.

                                      # # #

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated
510(k) filings, the ability to achieve and maintain profitability in the
Company's business lines, and other factors discussed in the Company's Annual
Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K.

                                      * * *
                               (Tables to follow)

                                       12

                         MISONIX, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                    Unaudited

                                               Three Months Ended            Nine Months Ended
                                                     March 31,                   March 31,
                                                2007          2006          2007           2006
                                            -----------   -----------   ------------   ------------

Net sales                                   $10,583,924   $10,169,778   $ 30,865,888   $ 29,549,736
Cost of goods sold                            6,123,927     6,216,776     17,687,270     18,296,682
                                            -----------   -----------   ------------   ------------
Gross profit                                  4,459,997     3,953,002     13,178,618     11,253,054

Selling expenses                              2,003,430     1,765,639      5,524,786      5,014,110
General and administrative expenses           2,614,237     2,502,626      7,321,668      7,528,168
Research and development expenses               735,518       975,307      2,383,903      2,739,043
                                            -----------   -----------   ------------   ------------
Total operating expenses                      5,353,185     5,243,572     15,230,357     15,281,321
                                            -----------   -----------   ------------   ------------
Loss from operations                           (893,188)   (1,290,570)    (2,051,739)    (4,028,267)
Total other income                               81,267       144,143        356,342        458,334
                                            -----------   -----------   ------------   ------------
Loss before minority interest and
   income taxes                                (811,921)   (1,146,427)    (1,695,397)    (3,569,933)
Minority interest in net (loss) income of
   consolidated subsidiaries                    (38,318)       (6,465)       (12,819)        12,659
                                            -----------   -----------   ------------   ------------
Loss before income taxes                       (773,603)   (1,139,962)    (1,682,578)    (3,582,592)

Income tax benefit                             (244,567)     (310,844)      (634,680)      (941,006)
                                            -----------   -----------   ------------   ------------
Net loss                                      ($529,036)    ($829,118)   ($1,047,898)   ($2,641,586)
                                            ===========   ===========   ============   ============
Net loss per share-basic                         ($0.08)       ($0.12)        ($0.15)        ($0.39)
                                            ===========   ===========   ============   ============
Net loss per share-diluted                       ($0.08)       ($0.12)        ($0.15)        ($0.39)
                                            ===========   ===========   ============   ============
Weighted average common shares-basic          6,962,802     6,884,169      6,923,044      6,857,924
                                            ===========   ===========   ============   ============
Weighted average common shares-diluted        6,962,802     6,884,169      6,923,044      6,857,924
                                            ===========   ===========   ============   ============

                                       13

                         MISONIX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                                    DERIVED FROM AUDITED
                                                                                      UNAUDITED     FINANCIAL STATEMENTS
                                                                                   MARCH 31, 2007      JUNE 30, 2006
                                                                                   --------------   --------------------

ASSETS
Current assets:
   Cash                                                                              $   866,998        $   675,400
   Accounts receivable, net of allowance
      for doubtful accounts of $297,068 and
      $256,309, respectively                                                           8,026,369          6,530,598
   Inventories, net                                                                   12,202,456         11,307,226
   Income tax receivable                                                                       0            786,654
   Deferred income taxes                                                               1,346,654          1,419,949
   Prepaid expenses and other current assets                                           1,318,341          1,070,903
                                                                                     -----------        -----------
Total current assets                                                                  23,760,818         21,790,730

Property, plant and equipment, net                                                     6,204,878          6,495,854
Deferred income taxes                                                                  1,859,431          1,039,824
Goodwill                                                                               4,718,689          4,673,713
Other assets                                                                           1,222,216            512,444
                                                                                     -----------        -----------
Total assets                                                                         $37,766,032        $34,512,565
                                                                                     ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Revolving credit facilities and note payable                                      $ 5,034,828        $ 1,572,042
   Accounts payable                                                                    4,774,760          4,784,102
   Accrued expenses and other current liabilities                                      3,325,190          2,963,762
   Current maturities of long-term debt and capital lease obligations                    341,207            367,823
   Foreign income tax payable                                                             78,635                  0
                                                                                     -----------        -----------
Total current liabilities                                                             13,554,620          9,687,729

Long-term debt and capital lease obligations                                           1,104,613          1,145,279
Deferred income taxes                                                                    282,455            282,455
Deferred income                                                                          347,622            422,634
Deferred lease liability                                                                 395,822            378,031
                                                                                     -----------        -----------
Total liabilities                                                                     15,685,132         11,916,128
Commitments and contingencies
Minority interest                                                                        330,906            341,631
Stockholders' equity:
   Capital stock, $0.01 par - shares authorized 10,000,000; 7,079,169
      and 6,978,169 issued and 7,001,369 and 6,900,369 outstanding, respectively          70,792             69,782
   Additional paid-in capital                                                         24,822,437         24,548,536
   Accumulated deficit                                                                (3,206,169)        (2,158,271)
   Accumulated other comprehensive income                                                475,358            207,183
   Treasury stock, 77,800 shares                                                        (412,424)          (412,424)
                                                                                     -----------        -----------
Total stockholders' equity                                                            21,749,994         22,254,806
                                                                                     -----------        -----------
Total liabilities and stockholders' equity                                           $37,766,032        $34,512,565
                                                                                     ===========        ===========